                                                                    EXHIBIT 2(a)



                         AGREEMENT AND PLAN OF MERGER



                                 by and among



                          CONSTELLATION BRANDS. INC.,


                             VVV ACQUISITION CORP.

                                      and

                            RAVENSWOOD WINERY, INC.







                                  Dated as of


                                April 10, 2001

                               TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE I DEFINITIONS AND TERMS......................................................................     1
     Section 1.1         Definitions.................................................................     1
                         -----------
     Section 1.2         Other Terms.................................................................     7
                         -----------
     Section 1.3         Other Definitional Provisions...............................................     7
                         -----------------------------

ARTICLE II THE MERGER................................................................................     7
     Section 2.1         The Merger..................................................................     7
                         ----------
     Section 2.2         The Closing.................................................................     7
                         -----------
     Section 2.3         Effective Time..............................................................     8
                         --------------
     Section 2.4         Effect of Merger............................................................     8
                         ----------------
     Section 2.5         Procedure for Payment.......................................................    12
                         ---------------------
     Section 2.6         Subsequent Actions..........................................................    14
                         ------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................    14
     Section 3.1         Due Organization of Company.................................................    14
                         ---------------------------
     Section 3.2         Capitalization..............................................................    14
                         --------------
     Section 3.3         Due Authorization of Transaction; Binding Obligation........................    15
                         ----------------------------------------------------
     Section 3.4         Non-Contravention...........................................................    16
                         -----------------
     Section 3.5         Government Approvals, Consents and Filings..................................    16
                         ------------------------------------------
     Section 3.6         Litigation..................................................................    16
                         ----------
     Section 3.7         Brokers' Fees...............................................................    16
                         -------------
     Section 3.8         Reports and Financial Information...........................................    17
                         ---------------------------------
     Section 3.9         Absence of Certain Changes or Events........................................    17
                         ------------------------------------
     Section 3.10        Taxes.......................................................................    18
                         -----
     Section 3.11        Employee Matters............................................................    19
                         ----------------
     Section 3.12        Material Contracts..........................................................    21
                         ------------------
     Section 3.13        Regulatory Compliance.......................................................    22
                         ---------------------
     Section 3.14        Real Property...............................................................    22
                         -------------
     Section 3.15        Intellectual Property.......................................................    23
                         ---------------------
     Section 3.16        Environmental Matters.......................................................    24
                         ---------------------
     Section 3.17        Title to and Condition of Assets............................................    25
                         --------------------------------
     Section 3.18        Product Recall..............................................................    26
                         --------------
     Section 3.19        Grape Vines.................................................................    26
                         -----------
     Section 3.20        Labor Matters...............................................................    26
                         -------------
     Section 3.21        Opinion of Financial Advisor................................................    26
                         ----------------------------
     Section 3.22        Takeover Statutes...........................................................    27
                         -----------------
     Section 3.23        Insurance...................................................................    27
                         ---------
     Section 3.24        Distributor Relations.......................................................    27
                         ---------------------
     Section 3.25        Suppliers...................................................................    27
                         ---------
     Section 3.26        Related Party Transactions..................................................    27
                         --------------------------
     Section 3.27        No Other Representations or Warranties......................................    28
                         --------------------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................    28
     Section 4.1         Due Incorporation...........................................................    28
                         -----------------
     Section 4.2         Due Authorization of Transaction; Binding Obligation........................    28
                         ----------------------------------------------------
     Section 4.3         Non-Contravention...........................................................    29
                         -----------------
     Section 4.4         Government Approvals, Consents, and Filings.................................    29
                         -------------------------------------------
     Section 4.5         Litigation..................................................................    29
                         ----------
     Section 4.6         Financing...................................................................    29
                         ---------
     Section 4.7         Finder's Fees; Brokers......................................................    30
                         ----------------------

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER.....................................................    30
     Section 5.1         Conduct of Business of the Company Pending the Merger.......................    30
                         -----------------------------------------------------
     Section 5.2         Compensation Plans..........................................................    31
                         ------------------
     Section 5.3         Voting Agreements...........................................................    32
                         -----------------
     Section 5.4         No Solicitation.............................................................    32
                         ---------------
     Section 5.5         Conduct of Business by Parent and Merger Sub Pending the Merger.............    34
                         ---------------------------------------------------------------

ARTICLE VI ADDITIONAL AGREEMENTS.....................................................................    34
     Section 6.1         Shareholder Approvals.......................................................    34
                         ---------------------
     Section 6.2         Proxy Statement.............................................................    34
                         ---------------
     Section 6.3         Access to Information; Confidentiality......................................    35
                         --------------------------------------
     Section 6.4         Consents; Approvals.........................................................    36
                         -------------------
     Section 6.5         Notification of Certain Matters.............................................    37
                         -------------------------------
     Section 6.6         Further Assurances..........................................................    37
                         ------------------
     Section 6.7         Public Announcements........................................................    37
                         --------------------
     Section 6.8         Conveyance Taxes............................................................    38
                         ----------------
     Section 6.9         Director and Officer Liability..............................................    38
                         ------------------------------
     Section 6.10        Action by Parent and Company's Boards.......................................    38
                         -------------------------------------
     Section 6.11        Employee Benefits...........................................................    38
                         -----------------
     Section 6.12        Payment of Accrued Bonuses..................................................    39
                         --------------------------

ARTICLE VII CONDITIONS TO THE MERGER.................................................................    39
     Section 7.1         Conditions to Obligations of Each Party to Effect the Merger................    39
                         -----------------------------------------------------------
     Section 7.2         Additional Conditions to Obligations of Parent and Merger Sub...............    40
                         -------------------------------------------------------------
     Section 7.3         Additional Conditions to Obligation of the Company..........................    40
                         --------------------------------------------------

ARTICLE VIII TERMINATION.............................................................................    41
     Section 8.1         Termination.................................................................    41
                         -----------
     Section 8.2         Effect of Termination.......................................................    42
                         ---------------------
     Section 8.3         Fees and Expenses...........................................................    42
                         -----------------

ARTICLE IX GENERAL PROVISIONS........................................................................    43
     Section 9.1         Effectiveness of Representations, Warranties and
                         -------------------------------------------------
                         Agreements; Knowledge, Etc..................................................    43
                         ---------------------------
     Section 9.2         Notices.....................................................................    43
                         -------
     Section 9.3         Amendment...................................................................    44
                         ---------
     Section 9.4         Waiver......................................................................    45
                         -----
     Section 9.5         Headings....................................................................    45
                         --------
     Section 9.6         Severability................................................................    45
                         ------------
     Section 9.7         Entire Agreement............................................................    45
                         ----------------
     Section 9.8         Assignment, Merger Sub......................................................    45
                         ----------------------
     Section 9.9         Parties in Interest.........................................................    45
                         -------------------
     Section 9.10        Governing Law...............................................................    45
                         -------------
     Section 9.11        Counterparts................................................................    46
                         ------------
     Section 9.12        WAIVER OF JURY TRIAL........................................................    46
                         --------------------


Exhibits

Exhibit A -- Form of Voting Agreement

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 10, 2001, (this "Agreement"), by and among Ravenswood Winery, Inc., a California corporation
 ---------
(the "Company"), Constellation Brands, Inc., a Delaware corporation ("Parent"),
      -------                                                         ------
and VVV Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("Merger Sub").
                       ----------

                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, the board of directors of each of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to enter into a strategic business combination with the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the boards of directors of Parent, Merger Sub and the Company have each approved the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent and Merger Sub to enter into this Agreement, certain shareholders of the Company have entered into Voting Agreements with Parent;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                             DEFINITIONS AND TERMS

     Section 1.1  Definitions.
                  -----------

            (a) The following terms, as used herein, have the following meanings:

     "Affiliate" shall have the meaning set forth in Rule 12b-2 of the
      ---------
regulations promulgated under the Exchange Act.

     "Agreement" means this Agreement and Plan of Merger, as the same may be
      ---------
amended or supplemented from time to time in accordance with the terms hereof.

     "Alternative Transaction" means any of the following:  (i) a transaction
      -----------------------
pursuant to which any Third Party (or group of Third Parties) seeks to acquire, directly or indirectly, more than 25 percent of the outstanding shares of Company Common Stock, whether from the Company or pursuant to a tender offer or exchange offer or otherwise (other than upon exercise of the Company Stock Options, upon exercise of Purchase Rights under the Company ESPP or conversion of the Company Debentures), (ii) a merger, recapitalization, consolidation or other business combination involving the Company pursuant to which any Third Party acquires more than 25 percent of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of all or substantially all of the assets of the Company, or (iv) any combination of the foregoing.

     "Applicable Law" means, with respect to any Person, any domestic, foreign,
      --------------
federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

     "Business Day" means a day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in San Francisco, California are authorized or required by law to close.

     "California Code" means the California Corporations Code and all amendments
      ---------------
and additions thereto.

     "Certificate" means a stock certificate representing shares of Company
      -----------
Common Stock.

     "Closing" has the meaning set forth in Section 2.2 hereof.
      -------                               -----------

     "Closing Date" has the meaning set forth in Section 2.2 hereof.
      ------------                               -----------

     "COBRA" has the meaning set forth in Section 3.11(a)(vii) hereof.
      -----                               --------------------

     "Code" means the Internal Revenue Code of 1986, as amended, or any
      ----
successor thereto.

     "Company" has the meaning set forth in the Preamble hereof.
      -------                                   --------

     "Company Common Stock" means the Common Stock, no par value, of the
      --------------------
Company.

     "Company Debenture" means each of the Convertible Subordinated Debentures
      -----------------
of the Company due December 31, 2008, in the aggregate principal amount of $1,687,500.

     "Company's Disclosure Letter" means the written disclosure schedule
      ---------------------------
delivered by the Company to Parent and Merger Sub in connection with and prior to the execution and delivery of this Agreement.

     "Company Employee Plans" means all bonus, stock option, stock purchase,
      ----------------------
incentive, deferred compensation, supplemental retirement, unemployment, severance, vacation, insurance or hospitalization program and any other fringe or employee benefit plans, programs or arrangements for any current or former Employee, director, consultant or agent, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, and excluding agreements with former employees under which the Company has no remaining monetary obligations.

     "Company ESPP" means the Employee Stock Purchase Plan for Ravenswood
      ------------
Winery, Inc.

     "Company Permits" has the meaning set forth in Section 3.13(b) hereof.
      ---------------                               ---------------

     "Company Preferred Stock" means the Preferred Stock, no par value, of the
      -----------------------
Company.

     "Company SEC Reports" has the meaning set forth in Section 3.8(a) hereof.
      -------------------                               --------------

     "Company Stock Options" means the outstanding options to purchase shares of
      ---------------------
Company Common Stock under the Company Stock Plan.

     "Company Stock Plan" means the Ravenswood Winery, Inc. 1999 Equity
      ------------------
Incentive Plan.

     "Confidentiality Agreement" has the meaning set forth in Section 6.3(a)
      -------------------------                               --------------
hereof.

     "Continuing Employees" has the meaning set forth in Section 6.11(a) hereof.
      --------------------                               ---------------

     "Contract" means any contract, agreement, undertaking, indenture, note,
      --------
bond, loan, instrument, lease, mortgage, commitment or other binding agreement, whether written or oral.

     "Damages" means the amount of any loss, damage, injury, liability, claim,
      -------
fee, demand, settlement, judgment, award, fine, penalty, tax, charge or cost.

     "Dissenting Shares" has the meaning set forth in Section 2.4(h)(i) hereof.
      -----------------                               -----------------

     "Effective Time" has the meaning set forth in Section 2.3 hereof.
      --------------                               -----------

     "Employee" means an employee of the Company, including any employee of the
      --------
Company who is on leave of absence or on layoff status.

     "Environmental Laws" means any federal, state or local laws (whether under
      ------------------
common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of Governmental Authorities relating to the environment, any Hazardous Substance, or to any activities involving Hazardous Substances or occupational health and safety, including, but not limited to, the Clean Air Act, As Amended, 42 U.S.C. Section 7401 Et Seq.;
                                                                      -- ---
The Federal Water Pollution Control Act, As Amended, 33 U.S.C. Section 1251 Et
                                                                            --
Seq.; The Resource Conservation And Recovery Act Of 1976, As Amended, 42 U.S.C.
---
Section 6901 Et Seq.; The Comprehensive Environment Response, Compensation And
             -- ---
Liability Act Of 1980, As

Amended (Including The Superfund Amendments And Reauthorization Act Of 1986, "CERCLA"), 42 U.S.C. Section 9601 Et Seq.; The Toxic Substances Control Act, As
                                  -- ---
Amended, 15 U.S.C. Section 2601 Et Seq.; The Occupational Safety And Health Act,
                                -- ---
As Amended, 29 U.S.C. Section 651, The Emergency Planning And Community Right-To-Know Act Of 1986, 42 U.S.C. Section 11001 Et Seq.; The Safe Drinking Water
                                             -- ---
Act, As Amended, 42 U.S.C. Section 300f Et Seq.
                                        -- ---

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Final Date" has the meaning set forth in Section 8.1(b) hereof.
      ----------                               --------------

     "GAAP" means United States generally accepted accounting principles applied
      ----
on a consistent basis throughout the periods involved.

     "Governmental Authority" means any territorial, federal, state or local,
      ----------------------
whether domestic, foreign or supranational, governmental or quasi-governmental authority, instrumentality, court, commission, tribunal or organization; any regulatory, administrative or other agency; any self-regulatory organization; or any political or other subdivision, department or branch of any of the foregoing.

     "Hazardous Substance" means any substance, material, chemical or waste that
      -------------------
is listed, or contains material amounts of one or more components that are defined, designated or classified as hazardous, acutely hazardous, toxic, radioactive or dangerous under any applicable Environmental Law, as well as any "solid waste", industrial waste, industrial wastewater sewage, asbestos or asbestos containing material, petroleum and any derivative or by-products thereof, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas useable as fuel, or polychlorinated biphenyls (PCBs).

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "IRS" means the United States Internal Revenue Service.
      ---

     "Knowledge of the Company" means the actual knowledge of the directors of
      ------------------------
the Company and Kimberly Dryer.

     "Law" means any federal, state, foreign or local law, statute, ordinance,
      ---
rule, regulation, order, judgment or decree.

     "Lease Agreements" has the meaning set forth in Section 3.14(a) hereof.
      ----------------                               ---------------

     "Leased Personal Property" has the meaning set forth in Section 3.17(a)
      ------------------------                               ---------------
hereof.

     "Leased Real Property"  has the meaning set forth in Section 3.14(a)
      --------------------                                ---------------
hereof.

     "Liens" means liens, security interests, options, rights of first refusal,
      -----
easements, mortgages, charges, pledges, deeds of trust, rights-of-way, restrictions, encroachments, licenses, leases, permits, security agreements, or any other encumbrances, restrictions or limitations on the use of real or personal property, whether or not they constitute specific or floating charges.

     "Material Adverse Effect" means a material adverse effect (or combination
      -----------------------
of effects materially adverse in the aggregate) on the financial condition, business or results of operations of the Company, taken as a whole; provided,
                                                                    --------
however, that a Material Adverse Effect shall not include changes in the market
-------
price or trading volume of the Company's securities or any effect resulting from any change (i) in Law, GAAP or interpretations thereof that apply to the Company, (ii) in general economic or business conditions or in the wine industry generally (which changes do not disproportionately affect the Company), or (iii) due to the public announcement of this Agreement or the transactions contemplated by this Agreement, or the consummation of such transactions.

     "Material Contracts" has the meaning set forth in Section 3.12(a) hereof.
      ------------------                               ---------------

     "Merger" has the meaning set forth in Section 2.1.
      ------                               -----------

     "Merger Consideration" has the meaning set forth in Section 2.4(e)(i)
      --------------------                               -----------------
hereof.

     "Merger Sub" has the meaning set forth in the Preamble hereof.
      ----------                                   --------

     "NASD" means the National Association of Securities Dealers, Inc.
      ----

     "Nasdaq" means the Nasdaq National Market.
      ------

     "NYSE" means the New York Stock Exchange.
      ----

     "Owned Real Property" has the meaning set forth in Section 3.14(a) hereof.
      -------------------                               ---------------

     "Parent" has the meaning set forth in the Preamble hereof.
      ------                                   --------

     "Parent Material Adverse Effect" means a material adverse effect (or
      ------------------------------
combination of effects materially adverse in the aggregate) on the financial condition, business or results of operations of Parent, taken as a whole; provided, however, that a Parent Material Adverse Effect shall not include
--------  -------
changes in the market price or trading volume of the Parent's securities or any effect, resulting from any change in Law, GAAP or interpretations thereof that apply to Parent, in general economic or business conditions or in the wine industry (which changes do not disproportionately affect Parent), or due to the public announcement of the transactions contemplated under this Agreement or the consummation of such transactions.

     "Parent's Disclosure Letter" means the written disclosure schedule
      --------------------------
delivered to Company by the Parent in connection with and prior to the execution and delivery of this Agreement.

     "Paying Agent" has the meaning set forth in Section 2.5(a) hereof.
      ------------                               --------------

     "Payment Fund" has the meaning set forth in Section 2.5(a) hereof.
      ------------                               --------------

     "Permitted Liens" means mechanics', carriers', workmen's, repairmen's or
      ---------------
other like Liens arising or incurred in the ordinary course of business (which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings), Liens arising under original purchase price conditional sales Contracts and equipment leases with Third Parties entered into in the ordinary course of Business (which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings), Liens for taxes and other governmental charges, if adequate reserves are maintained, which are not due and payable or which may thereafter be paid without penalty, imperfections of title, restrictions or encumbrances, which imperfections of title, restrictions and encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of the business of the Company, taken as a whole, as presently conducted.

     "Person" means an individual, a corporation, a partnership, an association,
      ------
a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Proprietary Asset" means any patent, patent application, trademark
      -----------------
(whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, computer software, internet domain registrations or other internet-related assets such as websites, invention or design.

     "Proxy Statement" means the proxy statement or information statement to be
      ---------------
used by the Company to obtain the approval and adoption of this Agreement and the Merger by the shareholders of the Company.

     "Purchase Right" has the meaning set forth in Section 2.4(f)(iii).
      --------------                               -------------------

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Shareholder Meeting" has the meaning set forth in Section 6.1 hereof.
      -------------------                               -----------

     "Superior Proposal" means a bona fide unsolicited written proposal made by
      -----------------
a Third Party relating to an Alternative Transaction on terms that the board of directors of the Company determines in good faith and after consultation with counsel would be, or is reasonably likely to be, more favorable to the Company's shareholders than the transactions contemplated by this Agreement (taking into account the legal, financial, regulatory and other aspects of the proposal and the Person making the proposal and such Person's ability to finance the Alternative Transaction).

     "Surviving Corporation" has the meaning set forth in Section 2.1 hereof.
      ---------------------                               -----------

     "Tax" or "Taxes" means taxes, fees, levies, duties, tariffs, imposts and
      ---      -----
governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, goods and services, fringe benefits, withholding, sales, use, service, real or personal property, special assessments, license, payroll, withholding, employment, social security, accident compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

     "Tax Returns" means returns, reports and information statements with
      -----------
respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

     "Third Party" means any Person other than a Party to this Agreement or an
      -----------
Affiliate of such a Party.

     "Voting Agreements" has the meaning set forth in Section 5.3 hereof.
      -----------------                               -----------

     "WARN Act" means the Worker Adjustment Retraining Notification Act of 1988,
      --------
as amended.

     Section 1.2  Other Terms. Other terms may be defined elsewhere in the text
                  -----------
of this Agreement and, unless otherwise indicated, shall have such meanings throughout this Agreement.

     Section 1.3  Other Definitional Provisions.
                  -----------------------------

             (a)  The words "herein," "hereof," "hereto" and "hereunder" and
                             ------    ------    ------       ---------
words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

             (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

             (c) The words "will" and "shall" have the same meaning and mean "must" unless the context otherwise requires.

                                  ARTICLE II
                                  THE MERGER

     Section 2.1  The Merger. Subject to and in accordance with the terms and
                  ----------
conditions of this Agreement, the Merger Sub will merge with and into the Company (the "Merger") at the Effective Time. The Company shall be the
              ------
corporation surviving the Merger (the "Surviving Corporation").
                                       ---------------------

     Section 2.2  The Closing. The closing of the transactions contemplated by
                  -----------
this Agreement (the "Closing") shall take place at the offices of Morrison &
                     -------
Foerster LLP, in

San Francisco, California, commencing at 10:00 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties hereto will take at the Closing itself) or such other date and location as the parties hereto may mutually determine (the "Closing Date").
                                            ------------

     Section 2.3  Effective Time. On the Closing Date the parties hereto shall
                  --------------
cause the Merger to be consummated by filing all necessary documentation, including an agreement of merger in the form reasonably acceptable to the parties hereto with the Secretary of State of the State of California and a certificate of merger in the form reasonably acceptable to the parties hereto with the Secretary of State of the State of Delaware. The Merger shall be effective upon such filing of the agreement of merger with the Secretary of State of the State of California and the certificate of merger with the Secretary of State of the State of Delaware, or on such later date as may be specified therein (the time of such effectiveness being, the "Effective Time").
                                                              --------------

     Section 2.4  Effect of Merger.
                  ----------------

            (a) General. The Merger shall have the effects set forth in Sections 1107 and 1108 of the California Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property, rights, powers, privileges and franchises of Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

            (b) Articles of Incorporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until amended as provided by law and such Articles of Incorporation and the Bylaws.

            (c) Bylaws. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws and the Articles of Incorporation of the Company.

            (d) Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of the Surviving Corporation at and after the Effective Time shall be the officers of the Company, each to hold office in accordance with the Bylaws of the Surviving Corporation. The Company shall use reasonable best efforts to cause each director of the Company to tender such director's resignation prior to the Effective Time, each such resignation to be effective as of the Effective Time.

            (e)   Conversion of Company Shares. At and as of the Effective Time,

                  (i) each outstanding share of Company Common Stock (other than Dissenting Shares and shares of Company Common Stock held by Parent or Merger Sub) shall be converted into the right to receive an amount (the "Merger
                                                                         ------
Consideration") equal to $29.50 in cash (without interest), upon surrender of
-------------
the Certificate formerly representing such outstanding share of Company Common Stock in the manner set forth in Section 2.5, and as of the Effective Time, each
                                 -----------
outstanding share of Company Common Stock shall no longer be issued and outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration without interest (or, if applicable, to be treated as a Dissenting Share);

                  (ii)   each Dissenting Share shall be treated as described in
Section 2.4 (h); or
---------------

                  (iii) each share of Company Common Stock held by the Parent or Merger Sub shall be cancelled and retired, and no consideration shall be paid or delivered in exchange therefor; provided, however, that the Merger
                                   --------  -------
Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of Company Common Stock outstanding to which Parent consents pursuant to
Section 5.1. No share of Company Common Stock shall be deemed to be outstanding
-----------
or to have any rights other than those set forth above in this Section 2.4(e)
after the Effective Time.                                      --------------

            (f)   Options; Stock Purchase Plan.

                  (i) Immediately prior to the Effective Time, each outstanding and vested portion of a Company Stock Option shall be cancelled as of immediately prior to the Effective Time, and in consideration for such cancellation, the holder thereof shall become entitled to receive from the Company an amount of cash equal to the product of (A) the number of vested shares subject to the Company Stock Option and (B) the excess of the Merger Consideration over the per share exercise price of the Company Stock Option, less the amount of applicable foreign, federal, state and local taxes required to be withheld from such payment. The Company shall pay the amounts payable to each holder of a vested Company Stock Option as soon as reasonably practicable following the Effective Time. The Company shall pay promptly any amounts withheld for applicable foreign, federal, state and local taxes to the appropriate Governmental Authority on behalf of such holder of such Company Stock Option.

                  (ii) Immediately prior to the Effective Time, a number of unvested Company Stock Options held by each holder thereof equal to the lesser of (i) unvested Company Stock Options to purchase 1,000 shares of Company Common Stock or (ii) the number of unvested Company Stock Options held by such holder, shall accelerate, fully vest and be treated immediately prior to the Effective Time as vested Company Stock Options under Section 2.4(f)(i); provided that such
                                           -----------------  --------
Company Stock Options to be vested shall be the unvested Company Stock Options which would have otherwise vested at the earliest dates following the Effective Time. Immediately prior to the Effective Time, except as provided in the preceding sentence, each outstanding and unvested portion of a Company Stock Option shall be cancelled immediately prior to the Effective Time, and in consideration for such cancellation, the holder thereof shall become entitled to receive at the time such unvested portion of a Company Stock Option would have vested, if such unvested portion had not been cancelled in accordance with this Section 2.4
                                                                -----------
(f)(ii), an amount of cash equal to the product of (A) the number of unvested
-------
shares subject to the Company Stock Option that would have vested on such date and (B) the excess of the Merger Consideration (without interest) over the per share exercise price of the Company Stock Option, less the amount of applicable foreign, federal, state and local taxes required to be withheld from such payment, provided that the right of the holder of the Company Stock Option to
         --------
receive this sum is not conditioned on the Employee's continued employment or provision of services after the Effective Time. The Company shall pay the amounts payable to each holder of an unvested Company Stock Option as soon as reasonably practicable following the date or dates the unvested portions of the Company Stock option would have otherwise vested if such unvested portions had not been cancelled in accordance with this Section 2.4(f)(ii). The Company shall
                                           ------------------
pay promptly any amounts withheld or due for applicable foreign, federal, state and local taxes to the appropriate Governmental Authority on behalf of the holder of such Company Stock Option.

                  (iii)  Each purchase right (a "Purchase Right") under the
                                                 --------------
Company ESPP outstanding immediately prior to the Effective Time shall accelerate, fully vest and automatically be exercised immediately prior to the Effective Time in accordance with the provisions of the Company ESPP. Shares of Company Common Stock issuable upon such acceleration, vesting and exercise of each Purchase Right shall be issued and outstanding immediately prior to the Effective Time and shall therefore be subject to the terms of this Agreement. The Company shall use its best efforts to provide written notice of the Merger to holders of a Purchase Right at least ten (10) days prior to the Effective Time.

                  (iv) Prior to the Effective Time the Company shall use its reasonable best efforts to obtain any consents from all holders of Company Stock Options and to make any amendments to the terms of such stock options or compensations plans or arrangements that are necessary to give effect to the transactions contemplated by this Section 2.4(f). At the Effective Time the
                                  --------------
Company shall terminate the Company Stock Option Plan and the Company ESPP.

                  (v) No interest shall be paid on any amounts to be paid pursuant to this Section 2.4(f).
                 --------------

                  (vi) The Company will use reasonable best efforts so that, immediately following the Effective Time, none of Merger Sub, the Company or the Surviving Corporation is or will be bound by the Company Stock Option Plan, the Company ESPP, Purchase Right, any Company Stock Option or any other options, warrants, rights or agreements which would entitle any Person, other than Parent or its Affiliates, to own any capital stock of the Company, Merger Sub or the Surviving

Corporation or to receive any payment in respect thereof, except as otherwise provided herein.

          (g)  Company Debentures.

               (i) Prior to the Effective Time the Company shall use reasonable best efforts to obtain consents from the holders of the Company Debentures or otherwise to amend each Company Debenture to provide for the automatic conversion immediately prior to the Merger of such Company Debenture into Company Common Stock in accordance with the terms of the Company Debentures as of the date hereof. Shares of Company Common Stock issuable upon such conversion shall be deemed issued and outstanding as of the Effective Time for purposes of this Agreement.

               (ii) Any Company Debenture outstanding immediately prior to the Effective Time and which is not subject to automatic conversion pursuant to Section 2.4(g)(i) or otherwise as of the Merger shall be deemed
            -----------------
assumed by the Surviving Corporation and to constitute an obligation of the Surviving Corporation; provided that, on the terms and conditions as were
                       --------
applicable under such Company Debenture prior to the Effective Time, each Company Debenture shall cease to be convertible into shares of Company Common Stock or shares of capital stock of the Surviving Corporation, but shall be convertible into the right to receive cash in an amount equal to the product of (i) the number of shares of Company Common Stock into which such Company Debenture would have been convertible in accordance with its terms, multiplied by (ii) the Merger Consideration payable per share of Company Common Stock.

          (h)  Dissenting Shares.

               (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with the California Code and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares")
                                                        -----------------
shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.4(e), but the holder thereof shall only
                          --------------
be entitled to such rights as are granted by the California Code.

               (ii) Notwithstanding the provisions of subsection (i) above, if any holder of shares of Company Common Stock who demands purchase of such shares under the California Code shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of (A) the Effective Time or (B) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in
Section 2.4(e), without interest thereon, upon surrender to the Company of
--------------
the Certificate representing such shares in accordance with this Agreement.

               (iii) The Company shall give Parent (A) prompt notice of its receipt of any written demands for dissenters' rights and any withdrawals of such demands and (B) the opportunity to participate in and control all negotiations and proceedings with respect to demands for dissenters' rights under the California Code. The Company shall not, except with the prior written consent of Parent or as may be required under Applicable Law, voluntarily make any payment with respect to any demands for purchase of Company Common Stock pursuant to dissenters' rights or offer to settle or settle any such demands.

               (i) Conversion of Capital Stock of the Merger Sub. At and as of the Effective Time, each share of Common Stock, $.00001 par value per share, of Merger Sub shall be converted into one share of Common Stock, no par value per share, of the Surviving Corporation.

          Section 2.5  Procedure for Payment.
                       ---------------------

                  (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as paying agent (the "Paying
                                                                    ------
     Agent") for the purpose of exchanging Certificates for the Merger
     -----
     Consideration. Parent or Merger Sub shall, from time to time, make available or cause to be made available to the Paying Agent funds (the "Payment Fund") in such amounts and at times necessary for the payment of
      ------------
     the Merger Consideration in the manner provided herein. The Paying Agent shall invest portions of the Merger Consideration as Parent directs (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be the property of, and shall be turned over to, Parent), provided, that such investments shall
                                           --------
     be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of US$100 million (based on the most recent financial statements of such bank which are then publicly available).

               (b) Letter of Transmittal. Promptly after the Effective Time, the Surviving Corporation shall instruct the Paying Agent to mail to each holder of record of one or more shares of Company Common Stock, (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and which shall have such other provisions as Parent shall reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

               (c) Entitlement of Shares. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the shares of Company Common Stock previously represented by such Certificates, after giving effect to any withholding tax required by Applicable Law, and the Certificates so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the
             -----------
     Effective Time to represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration.

               (d) Payments to Other Persons. If Merger Consideration is to be paid to any Person other than the Person in whose name the Certificates for shares surrendered for conversion are registered, it shall be a condition of the payment that such Certificates be properly endorsed and the signatures thereon properly guaranteed and otherwise in proper form for transfer and that the Person requesting such payment shall have paid to the Paying Agent any transfer or other taxes required by reason of the delivery of Merger Consideration to a Person other than the registered holder of such Certificate, or shall have established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

               (e) Termination. Any portion of the Payment Fund held by the Paying Agent for delivery pursuant to this Section 2.5 and unclaimed at the
                                                -----------
     end of six months after the Effective Time shall be paid or delivered to the Surviving Corporation, upon demand, and any holders of Certificates who have not theretofore complied with this Section 2.5 shall, subject to
                                             -----------
     Applicable Law, thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of shares of Company Common Stock and shall have no rights against Parent with respect to such payments. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of shares of Company Common Stock for any amount paid to any Governmental Authority pursuant to any applicable abandoned property, escheat or similar law. Any amounts unclaimed by holders of shares of Company Common Stock two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority) shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

               (f) Stock Transfer Books; No Further Ownership Rights. At and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by Applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Paying Agent for any reason, they shall be cancelled and exchanged for the Merger Consideration as provided in this Section 2.5, subject to Section 2.5(e).
                         -----------             --------------

               (g) Lost, Stolen or Destroyed Certificates. Notwithstanding anything here to the contrary herein, in the event any Certificates shall have been lost, stolen or destroyed, Parent shall pay the Merger Consideration in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, that Parent may, in its
                                      --------
     discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity or deliver a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          Section 2.6  Subsequent Actions. If, at any time after the Effective
                       ------------------
     Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement and the Merger, the officers and directors of the Surviving Corporation are hereby authorized to execute and deliver, in the name and on behalf of each of Merger Sub or the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub or the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement and the Merger.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent, except as set forth in the Company SEC Reports or the Company's Disclosure Letter, as follows:

          Section 3.1  Due Organization of Company. The Company is a corporation
                       ---------------------------
     duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted and to own, operate or lease all of its properties and assets. True and complete copies of the Articles of Incorporation and Bylaws of the Company with all amendments and restatements thereto through the date hereof have been provided to Parent prior to the date hereof. The Company is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had a Material Adverse Effect.

          Section 3.2  Capitalization.
                       --------------

                  (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock. As of the close of business on April 8 , 2001, 4,876,067 shares of Company Common Stock were issued and outstanding, no shares of Company Preferred Stock were issued or outstanding, and Company Stock Options to acquire 487,750 shares of Company Common Stock were outstanding under the Company Stock Plan. The Company has outstanding the Company Debentures which are convertible upon the request of the holders at any time prior to December 31, 2003, into shares of Company Common Stock at a rate of 900 shares of Company Common Stock per $10,000 of principal amount. Under the Company ESPP, all outstanding employee Purchase Rights under the Company ESPP shall automatically be exercised or cancelled pursuant to Section 2.4(f)(iii),
                                                         -------------------
     immediately prior to the Effective Time, and shares of Company Common Stock shall be purchased accordingly. As of April 8, 2001, the Company had accrued deposits of not more than $10,000 for the purchase of Company Common Stock under the Company ESPP. The maximum number of shares of Company Common Stock that may be issued under the Company ESPP is 50,000.
     Section 3.2(a) of the Company's Disclosure Letter sets forth as of the
     --------------
     close of business on April 8, 2001, the name of each holder of an outstanding Company Stock Option or Company Debenture, and with respect to each Company Stock Option held by any such holder, the exercise price and number of shares of Company Common Stock for which such Company Stock Option is exercisable and with respect to each Company Debenture held by any such holder, the number of shares of Company Common Stock into which such Company Debenture is convertible as of April 8, 2001. Except as set forth in this Section 3.2(a), the Company has no existing (i) options,
                   --------------
     warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company to issue, transfer or sell any shares of capital stock or other equity interest in the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of the Company, or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company. The Company since April 8, 2001, has not issued any shares of Company Common Stock except in connection with the exercise of a Company Stock Option, conversion of a Company Debenture, or exercise of a Purchase Right.

               (b) All of the issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock which may be issued pursuant to the exercise of outstanding Company Stock Options, the conversion of outstanding Company Debentures or upon the exercise of Purchase Rights under the Company ESPP will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which the Company is bound.

               (c) The Company does not own, directly or indirectly, any interest in a corporation, limited liability company, partnership or other business organization, and is not obligated to make any capital contribution to or other investment in any other Person.

          Section 3.3  Due Authorization of Transaction; Binding Obligation. The
                       ----------------------------------------------------
     Company has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval and adoption of this Agreement and the Merger by the Company's shareholders to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company (other than the approval and adoption of this Agreement and the Merger by the Company's shareholders). This Agreement has been duly executed and delivered by the Company and this Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          Section 3.4  Non-Contravention. The execution, delivery and
                       -----------------
     performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not (a) contravene the Articles of Incorporation or Bylaws or other charter or organizational documents of the Company, (b) conflict with or violate any Applicable Law or Company Permit, or (c) conflict with or result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit, or the creation of any Lien on any of the property or assets of the Company pursuant to any Contract, judgment, decree, order or ruling to which the Company is a party or by which the Company or its assets or properties is bound or affected, except for such contraventions, violations, conflicts, breaches, defaults, rights creation, or Lien creation which individually or in the aggregate, have not had, or are not reasonably likely to have, a Material Adverse Effect.

          Section 3.5  Government Approvals, Consents and Filings. No approval,
                       ------------------------------------------
     authorization, consent, order, filing, registration or notification is required to be obtained by the Company from, or made or given by the Company to, any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except for such approvals, authorizations, consents, orders, filings, registrations or notifications of which the failure to obtain is not reasonably likely to have a Material Adverse Effect.

          Section 3.6  Litigation. As of the date hereof, the Company is not
                       ----------
     engaged in, or a party to, or to the Knowledge of the Company, threatened with, any legal action or other proceeding, at law or in equity, before any Governmental Authority. The Company is not subject to any outstanding judgment, injunction, order or decree of any court or Government Authority to which the Company is a party which adversely affects the operations of the Company.

          Section 3.7  Brokers' Fees. Except for fees payable to WR Hambrecht +
                       -------------
     Co., LLC, the Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Company, Parent or Merger Sub could become liable or obligated. A true and correct copy of the Company's engagement letter with WR Hambrecht + Co., LLC has been provided to Parent.

          Section 3.8  Reports and Financial Information.
                       ---------------------------------

                  (a) The Company has filed all forms, reports, proxy statements and documents required to be filed with the SEC pursuant to the Exchange Act since April 8, 1999, including, without limitation, Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 and Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1999, March 31, 2000, September 30, 2000 and December 31, 2000, respectively (all such reports and amendments thereto, collectively, the "Company SEC Reports"),
                                                        -------------------
     and has previously furnished or made available to Parent true and complete copies of all of the Company SEC Reports filed with the SEC (including any exhibits thereto). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act and the rules and regulations of the SEC promulgated thereunder, as the case may be, applicable to such Company SEC reports, and none of the Company SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the balance sheets (including the related notes) included in the Company SEC Reports fairly presents the financial position of the Company as of the date thereof, and the other related financial statements (including the related notes) included therein fairly present the results of operations and the changes in cash flows of the Company for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to (i) normal year end adjustments; and (ii) the permitted exclusion of all footnotes that would otherwise be required by GAAP.

                  (c) The Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or described or referred to in the notes thereto, prepared in accordance with GAAP, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the balance sheets included in the Company SEC Reports, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since December 31, 2000, and (iii) liabilities or obligations to WR Hambrecht + Co., LLC, pursuant to the financial arrangements described in Section 3.7, expenses and costs of counsel and other advisers
                  -----------
     incurred by the Company in connection with the transactions contemplated by this Agreement, and (iv) liabilities or obligations which do not constitute a Material Adverse Effect.

          Section 3.9  Absence of Certain Changes or Events. Since December 31,
                       ------------------------------------
     2000, the Company has not:

                  (a)  taken any of the actions prohibited in Section 5.1
                                                              -----------
     hereof;

               (b) incurred any material liability, except in the ordinary course of its business, consistent with past practices;

               (c) made any change in accounting principles except insofar as may have been required by a change in GAAP or Applicable Law; or

               (d) suffered or incurred any Damages (whether or not covered by insurance) with respect to any of the tangible assets of the Company which have had a Material Adverse Effect.

          Section 3.10 Taxes.
                       -----

                  (a) The Company has made available to Parent all Tax Returns filed by the Company for all periods ending on or after June 30, 1997 and before the date of this Agreement, and supporting information, claims for refunds of Taxes and any amendments, supplements, or other information supplied to the taxing authorities for all such periods. The Company has filed all Tax Returns required by law to be filed by it prior to the date of this Agreement, and such Tax Returns are true, complete and correct in all material respects. The Company has paid or made adequate provision in accordance with GAAP in the financial statements included in the Company SEC Reports for the payment of all material Taxes which have accrued or have become payable. All Taxes that the Company has been required to withhold or to collect have been duly withheld or collected and all withholdings and collections either have been duly and timely paid over to the appropriate Governmental Authorities or are, together with the payments due or to become due in connection therewith, duly reflected on the financial statements of the Company. There are no audits, examinations, administrative proceedings or court proceedings, pending or proposed with regard to any Taxes or Tax Returns filed by the Company. The Company has not given or been requested to give waivers or extensions of any statute of limitations relating to the filing of Tax Returns or the assessment of Taxes for which the Company may have any undisclosed liability, except for any waiver or extension which has expired or any extensions resulting from the filing of a Tax Return after its original due date in the ordinary course of business. To the Knowledge of the Company no claim has ever been made by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Tax Returns of the Company have not been audited by the IRS (or the appropriate statute of limitations has expired) for any fiscal years through the fiscal year ending June 30, 2000.

                  (b) The Company (i) is not a party to any agreement providing for the allocation, payment or sharing of Taxes between the Company, on the one hand, and any Third Party, on the other hand; (ii) does not have an application pending with respect to any Tax requesting permission for a change in accounting method; (iii) has not filed a consent to the application of Code Section 341(f) or any similar state or local tax elections; (iv) has no liability for Taxes for any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign income tax law), as transferee, successor, by contract or otherwise; and (v) has maintained its records with respect to Taxes in a commercially reasonable manner.

                  (c)  Section 3.10 of the Company's Disclosure Letter lists (i)
                       ------------
     all Tax Returns required to be filed within 45 days after the date of this Agreement, and (ii) all states where the Company files income or franchise Tax Returns.

          Section 3.11 Employee Matters.
                       ----------------

                  (a)  Company Employee Plans.
                       ----------------------

                       (i)     Section 3.11(a) of the Company's Disclosure
                               ---------------
     Letter sets forth a true and complete list of each Company Employee Plan. A true and correct copy of each Company Employee Plan as currently in effect and, if applicable, the most recent annual report, summary plan description, trust agreement and any determination letter issued by the IRS for each Company Employee Plan have been delivered to or will be made available for review by Parent.

                       (ii) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person other than coverage mandated by applicable law or benefits, the full cost of which is borne by the retiree.

                       (iii) The Company has complied in all material respects with ERISA, the Code and all laws and regulations applicable to the Company Employee Plans, and each Company Employee Plan has been maintained and administered in material compliance with its terms.

                       (iv) Each Company Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the IRS to so qualify pursuant to a favorable determination letter after January 1, 1989, and each trust maintained pursuant thereto has been determined by the IRS to be exempt from taxation under Section 501 of the Code. Nothing has occurred to the Knowledge of the Company which may reasonably be expected to impair such determination of any Company Employee Plan and its related trust.

                       (v) No Company Plan is covered by Title IV of ERISA or Section 412 of the Code. No fact or event exists which could give rise to any liability under Title IV of ERISA or Section 412 of the Code.

                       (vi)    With respect to each Company Employee Plan:

                               (1)  no prohibited transactions (as defined in
     Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory, administrative or class exemption is not available; and

                               (2)  no action or claims (other than routine
     claims for benefits made in the ordinary course of Company Employee Plan administration for which Company Employee Plan administrative review procedures have not been exhausted) are pending or, to the Knowledge of the Company, threatened or imminent against or with respect to any Company Employee Plan, any employer who is participating (or who has participated) in any Company Employee Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Company Employee Plan.

                       (vii) All of the Company Employee Plans, to the extent applicable, are in compliance in all material respects with the continuation of group health coverage provisions continued in Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA"). The Company
                                                         -----
     does not maintain or contribute to any plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under COBRA.

                       (viii) All reports, forms and other documents required to be filed with any Government Authority or furnished to employees, former employees or beneficiaries with respect to any Company Employee Plan (including summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and finished and are accurate.

                       (ix) The Company has made all contributions due and payable as of or prior to the date hereof to the Company Employee Plans for all periods ending prior to the date hereof.

                       (x) All insurance premiums due and payable as of or prior to the date hereof for insurance coverages under the Company Employee Plans have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Company Employee Plans for plan years ending on or before the Closing Date.

                       (xi) All expenses and liabilities relating to all of the Company Employee Plans have been, and will on the Closing Date be, fully and properly accrued on the Company's books and records and disclosed in accordance with GAAP and in the financial statements of the respective Company Employee Plans.

                       (xii) Each of the Company Employee Plans provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by Parent or the Company at any time without liability.

                       (xiii) The Company does not have liability nor is it threatened with any liability (whether joint or several) (1) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (2) to a fine under Section 502 of ERISA.

                       (xiv) There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreement required to be listed in
     Section 3.11(a) of the Company's Disclosure Letter.
     ---------------

                  (b)   Employees. The employment of each Employee is terminable
                        ---------
     by the Company at will. The Company is not a party to, nor is it bound by any employment agreement. Section 3.11(b) of the Company's Disclosure
                               ---------------
     Letter sets forth the aggregate accrued vacation pay of the Employees as of March 31, 2001.

          Section 3.12  Material Contracts.
                        ------------------

                  (a)   Section 3.12(a) of the Company's Disclosure Letter
                        ---------------
     includes a list of the following agreements, Contracts or other instruments in effect and binding upon the Company (including all amendments thereto) (collectively, the "Material Contracts"): (i) agreements, Contracts or
                         ------------------
     other instruments which have been filed by the Company with the SEC pursuant to the requirements of the Exchange Act as "material contracts";
     (ii) agreements, Contracts or other instruments which are required to be filed by the Company with the SEC pursuant to the requirements of the Exchange Act as "material contracts" and have not been filed; (iii) each Company Employee Plan; (iv) any agreement or indenture relating to the borrowing of money in excess of $150,000 in principal amount or mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any portion of the Company's assets to secure an obligation in excess of $150,000 in principal amount; (v) guaranty of any obligation for borrowed money in excess of $150,000 in principal amount; (vi) all of the leases, subleases, licenses and other material agreements relating to or constituting real property; (vii) any lease or agreement under which it is lessee of or holds or operates any personal property owned by any other party with annual payments of at least $150,000; (viii) contract or group of related contracts with the same party for the supply of wine to any Person or providing for deliveries extending beyond December 31, 2001 with annual payments in excess of $150,000; (ix) any contract or group of related contracts with the same party for the purchase of goods (including grapes or bulk wine), inventories, supplies or services, under which the undelivered balance of such goods, inventories, supplies or services has a purchase price in excess of $150,000; (x) any contract or group of related contracts with the same party for the sale of products or services in an amount in excess of $150,000; (xi) manufacturer's representative, sales agency and distribution contracts and agreements that have a term of one year or more and are not terminable by the Company on notice of six months or less without penalty; (xii) contracts and agreements prohibiting or materially restricting the ability of the Company to compete in any geographic area with any Person, other than (A) distribution (including independent sales representative) contracts and agreements that have a term of less than one year or are terminable by the Company on notice of six months or less without penalty, and, in each case, which are not material to the Company and (B) supplier and customer agreements relating to non-disclosure of confidential information of the other party which are not material to the Company; (xiii) any other contract or commitment involving the payment by or to the Company of $150,000 or more (whether in cash or other assets) in any twelve month period or more (whether in cash or other assets) than $150,000 in the aggregate over the life of the contract; (xiv) stockholder, voting trust or similar contracts and agreements relating to the voting of shares or other equity or debt interests of the Company known to the Company; or (xv) joint venture agreements, partnership agreements and other similar contracts and agreements involving a sharing of profits and expenses. The Company has made available to Parent, prior to the date hereof, true, correct and complete copies in all material respects of each such Material Contract. To the Knowledge of the Company, the representations made in this
     Section 3.12(a) would also be true and correct if the references to
     ---------------
     $150,000 in this Section 3.12(a) were reduced to $50,000, so long as
                      ---------------
     Material Contracts for the purchase or sale of grapes and wine are not included.

                  (b) (i) The Company has not breached, is not in default under, and has not received written notice of any breach of or default under (or, would be in default, breach or violation with notice or lapse of time, or both), any Material Contract, (ii) to the Knowledge of the Company, no other party to any of the Material Contracts has breached or is in default of any of its obligations thereunder, and (iii) each of the Material Contracts is in full force and effect, and will continue to be in full force and effect following consummation of the transactions contemplated hereby, except in any such case for breaches, defaults or failures that in the aggregate do not have a Material Adverse Effect.

          Section 3.13  Regulatory Compliance.
                        ---------------------

                  (a) The Company is in compliance with all Applicable Laws, except for instances of non-compliance that individually or in the aggregate have not had a Material Adverse Effect. The Company has not received from any Governmental Authority any written notice alleging any violation of Applicable Laws, except for instances of non-compliance that individually or in the aggregate have not had a Material Adverse Effect, or claiming any liability of the Company as a result of any such alleged violation which is reasonably likely to have a Material Adverse Effect.

                  (b) The Company holds all permits, licenses, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are necessary to the operation of the Company as it is now being conducted (collectively, the "Company Permits"). The Company is
                                             ---------------
     in compliance with the terms of the Company Permits, except for failures to comply which have not had a Material Adverse Effect. The Company has not received written notice that any Company Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and to the Knowledge of the Company there is no reasonable basis for any such termination, modification or nonrenewal. Section 3.13(b) of the Company's
                                              ---------------
     Disclosure Letter sets forth a complete and accurate listing of all of the Company Permits issued to, possessed by, or otherwise in effect with respect to the Company.

                  (c)   The subject matters of Sections 3.5, 3.6, 3.8, 3.10,
                                               -----------------------------
     3.11, 3.15, 3.16, 3.18, 3.20 and 3.22 are excluded from the provisions of
     -------------------------------------
     this Section 3.13.
          ------------

          Section 3.14  Real Property.
                        -------------

                  (a)   Section 3.14(a) of the Company's Disclosure Letter lists
                        ---------------
     (i) all leases entered into by the Company for any real property to which the Company is a party as a lessee as of the date hereof (the "Lease
                                                                    -----
     Agreements"), setting forth in the case of any such lease, the location of
     ----------
     such real property and (ii) all real properties to which the

     Company owns fee simple title (the "Owned Real Property"), setting forth
                                         -------------------
     the legal description of each such Owned Real Property. To the knowledge of the Company, (iii) the Company has good and marketable title to all of its Owned Real Property and valid leasehold interests of record in and to all real property that is the subject of the Lease Agreements (the "Leased Real
                                                                     -----------
     Property"), and (iv) neither the Owned Real Property nor the Leased Real
     --------
     Property is subject to any rights of any other Person or entity that are superior to such interests of the Company, other than easements of record and the matters set forth in Section 3.14(a) and Section 3.14(b) of the
                                  ---------------     ---------------
     Company's Disclosure Letter provided that these items in the Disclosure Letter do not materially interfere with the present use or occupation of the Owned Real Property or Leased Real Property.

                  (b) Each of the Lease Agreements is in full force and effect and constitutes a valid and binding obligation of the Company. To the Knowledge of the Company, no default of the landlord or the Company has occurred under any Lease Agreement nor has any event occurred which, with the giving of notice or the passage of time or both, would constitute a default of the landlord or the Company thereunder. The Company has not received any written notice alleging that the Company is in default under any Lease Agreement.

                  (c) The Company has received no written notice that any entity or governmental authority considers the operation, use or ownership of the Owned Real Property or the Leased Real Property to have violated any zoning, land use or similar laws, ordinances, rules, regulations or administrative interpretations applicable thereto, or that any investigation has been commenced regarding such possible violation. To the Knowledge of the Company, and except as noted in the Company's Disclosure Letter, the present use and operation of the Owned Real Property and the Leased Real Property is in compliance with all existing zoning, land use and similar laws, ordinances, rules, regulations or administrative interpretations applicable thereto.

                  (d) No condemnation or eminent domain proceeding against any part of the Owned Real Property or Leased Real Property is pending or, to the Knowledge of the Company, threatened.

                  (e) All operating facilities located on the Owned Real Property and the Leased Real Property are supplied with utilities and other services, assuming the operation of such utilities, in such amounts as are reasonably necessary for the current operation of such facilities, including gas, electricity, water, waste water, irrigation, drainage, and similar reasonably required services.

          Section 3.15  Intellectual Property.
                        ---------------------

                  (a)   Attached as Section 3.15(a) of the Company's Disclosure
                                    ---------------
     Letter is a list of each material Proprietary Asset owned by or licensed to the Company which is necessary or required for the operation of the business of the Company as currently conducted, together with a designation of ownership. The Company is, or upon consummation of the transactions contemplated hereby will be, the owner of all right, title and interest in and to each such Proprietary Asset or has the right to use each such Proprietary Asset as required to conduct its business as now operated. No registration of a Proprietary Asset listed on Section
                                                                    -------
     3.15(a) of the Company's Disclosure Letter has expired, been cancelled or
     -------
     abandoned. None of the past or present Employees, officers, directors or shareholders of the Company have any ownership rights in any of the Proprietary Assets.

                  (b)   All registered trademarks listed in Section 3.15(a) of
                                                            ---------------
     the Company's Disclosure Letter are registered, solely in the name of the Company, (i) on the Principal or Supplemental Register of the United States Patent and Trademark Office, and (ii) with the appropriate foreign authorities necessary for protection of the trademarks in all foreign markets where the Company's trademarks are used, and each registration is valid, in full force and effect, and enforceable.

                  (c) To the Knowledge of the Company, the Company is not infringing, and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, no other Person is infringing any Proprietary Asset owned or used by the Company.

                  (d) The Company has not licensed or sublicensed any party to use any of the Proprietary Assets identified in Section 3.15(a) of the
                                                     ---------------
     Company's Disclosure Letter.

                  (e) There are no judgments, decrees or orders pending against or affecting any Proprietary Asset owned or used by the Company.

          Section 3.16  Environmental Matters.
                        ---------------------

                  (a) The operations of the Company have been and are in compliance in all material respects with all applicable Environmental Laws, including without limitation the possession of and compliance with all permits, licenses, authorizations and approvals required under applicable Environmental Laws. There are, and have been, no past or present events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with any applicable Environmental Law in any material respect.

                  (b) The Company has not received any written complaint, claim, notice or request for information concerning any violation, or any liability under, any applicable Environmental Laws during the past seven years.

                  (c) There are no writs, injunctions, decrees, orders or judgments outstanding, relating to compliance by the Company with, or liability of the Company under, any applicable Environmental Laws.

                  (d) There are no environmental liens, declarations or deed restrictions affecting the properties of the Company.

                  (e) No Hazardous Substances have been stored or otherwise held or released on, under or about any properties owned by, leased by or leased to, or operated by the Company during the Company's period of ownership, lease or operation of the property, and to the Knowledge of the Company, no Hazardous Substances had been stored or otherwise held or released on, under or about any properties owned by, leased by or leased to, or operated by the Company prior to the Company's period of ownership, lease or operation of the property.

                  (f) No underground storage tanks currently exist or, to the Knowledge of the Company, have existed on any properties currently owned by, leased by or leased to, or operated by the Company. No underground storage tanks existed on any properties previously owned by, leased by or leased to, or operated by the Company during the Company's period of ownership, lease, or operation of the property, and to the Knowledge of the Company, no underground storage tanks existed on any properties previously owned by, leased by or leased to, or operated by the Company prior to the Company's period of ownership, lease, or operation of the property.

                  (g) The Company (i) has not disposed of or buried any Hazardous Substances located in or on any properties currently or previously owned by, leased by or to, or operated by the Company, nor have any been released except in full compliance with all applicable Environmental Laws; (ii) has not received any written notice from any Person or entity alleging that the Company has disposed of any Hazardous Substance on any properties currently or previously owned by, leased by or to, or operated by the Company; or (iii) has not disposed of any Hazardous Substance on third-party sites in violation of any Environmental Law or incurred any liability for the unlawful generation, treatment, storage or disposal, of Hazardous Substances.

          Section 3.17  Title to and Condition of Assets.
                        --------------------------------

                  (a)   Section 3.17 of the Company's Disclosure Letter lists
                        ------------
     all leases entered into by the Company for any personal property to which the Company is a party as a lessee ("Leased Personal Property").
                                          ------------------------

                  (b) The assets as reflected in the balance sheet included in the Company's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 2000, and the Leased Personal Property constitute all of the assets held for use or used primarily in connection with the business of the Company and are adequate to carry on the business of the Company as currently conducted other than those assets that have been disposed of in the ordinary course of business consistent with past practice. All of the tangible personal property used in the operation of the business of the Company is in good operating condition and repair, except for ordinary wear and tear. Except for any Leased Personal Property, the Company has legal title to each of its tangible personal property assets, free and clear of any Lien, other than Permitted Liens.

                  (c) Each lease for Leased Personal Property is in full force and effect and constitutes a valid and binding obligation of the Company, except to the extent failure to constitute a valid and binding obligation would not reasonably be expected to have a Material Adverse Effect. No default of the Company has occurred under any such leases nor has any event occurred which, with the giving of notice or the passage of time or both, would constitute a default of the Company thereunder, except to the extent that any such default would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is no pending or, to the Knowledge of the Company, threatened action that would interfere with the quiet enjoyment of such leaseholds by the Company.

     Section 3.18  Product Recall. The Company has not, for the past three
                   --------------
years, recalled any products made, bottled, distributed or sold by the Company and it is not now nor has it ever been under any obligation to do so, and there is no reasonable basis known to the Company for any such recall.

     Section 3.19  Grape Vines. The grape vines on the vineyard portion of the
                   -----------
Owned Real Property and Leased Real Property are in good condition, and free in all material respects of disease, infestation or other defects.

     Section 3.20  Labor Matters.
                   -------------

          (a) The Company is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization and has not received written notice of any proposed union certification or recognition election with respect to the Company, nor is the Company the subject of any proceeding asserting that Company has committed an unfair labor practice pending, or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any court of law or is seeking to compel the Company to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company.

          (b) The Company is in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except for instances of non-compliance that individually or in the aggregate have not had a Material Adverse Effect. There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, color, religion, national origin, sexual preference, disability, handicap or veteran status) pending or, to the Knowledge of the Company, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against the Company.

     Section 3.21  Opinion of Financial Advisor. The Company has received the
                   ----------------------------
opinion of WR Hambrecht + Co., LLC, to the effect that, as of the date thereof, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.

      Section 3.22  Takeover Statutes. No "fair price," "moratorium," "control
                    -----------------
share acquisition" or other similar antitakeover statute is applicable to the Merger, except for such statutes or regulations as to which all necessary action has been taken by the Company and its board of directors to permit the consummation of the Merger in accordance with the terms hereof.

      Section 3.23  Insurance. Section 3.23 of the Company's Disclosure Letter
                    ---------  ------------
sets forth the insurance policies maintained by the Company and their respective coverage and renewal dates. All of such insurance policies are in full force and effect and the Company is not in material default with respect to its obligations under any of such insurance policies. No notice of cancellation or termination or rejection of any claim has been received by the Company with respect to any such policy in the last year. The Company has been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has been engaged during such period, and, to the Knowledge of the Company, no contractor, lessee or licensee which performed services and/or engaged in the production of wine on behalf of the Company was not or are not covered by insurance in scope and amount customary and reasonable for the business in which they have engaged during such period.

      Section 3.24  Distributor Relations. Section 3.24 of the Company's
                    ---------------------  ------------
Disclosure Letter sets forth the Company's five largest customers (measured by revenues) as of February 28, 2001, and the revenues from each such customer and from all customers (in the aggregate) for the eight month period then ended. None of such five largest customers of the Company has advised the Company that it is (x) terminating or considering terminating the handling of its business by the Company (prior to or after the Effective Time) as a whole or in respect of any particular product, or (y) planning to reduce, in any material amount, its future spending with the Company (prior to or after the Effective Time).

      Section 3.25  Suppliers. Section 3.25 of the Company's Disclosure Letter
                    ---------  ------------
sets forth the Company's five largest suppliers (measured by expense) as of February 28, 2001, and the expense from each such supplier for the eight month period then ended. None of such suppliers of the Company has advised the Company that it is (x) terminating or considering terminating its business with the Company (prior to or after the Effective Time) as a whole or in respect of any particular product, or (y) planning to reduce, in any material amount, its future sales to the Company (prior to or after the Effective Time).

      Section 3.26  Related Party Transactions. No executive officer or director
                    --------------------------
of the Company or, to the Knowledge of the Company, any individual in such officer's or director's immediate family is a party to any agreement, contract, commitment or transaction with the Company or has any interest in any real or personal property used by the Company.

     Section 3.27  No Other Representations or Warranties
                   --------------------------------------
          (a)  Except for the representations and warranties contained in this
Article III and the Company's Disclosure Letter, neither the Company nor any other Person makes any express or implied representation or warranty on behalf of the Company, and the Company hereby disclaims any such other representation or warranty.

          (b) In particular, without limiting the foregoing disclaimer, except as stated in this Article III and the Company's Disclosure Letter, no Person makes or has made any representation or warranty to Parent or Merger Sub with respect to (i) any financial projection or forecast relating to the Company or its business or (ii) any oral or written information presented to Parent or Merger Sub during any management presentation including any question and answer session thereto or any oral or written information provided to Parent or Merger Sub in the course of its due diligence investigation of Parent or its business, the negotiation of this Agreement or in the course of the transaction contemplated hereby. Further to the extent that the Company has provided or may provide to Parent or Merger Sub information from any inspection, engineering or environmental report, the Company makes no representations or warranties with respect to the accuracy, completeness or methodology of preparation or otherwise concerning such reports. With respect to any projection or forecast delivered by or on behalf of the Company to Parent or Merger Sub, each of Parent and Merger Sub acknowledges that (i) there are uncertainties inherent in attempting to make such projection and forecasts, (ii) it is familiar with such uncertainties,
(iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it and (iv) it shall have no claim against any Person with respect thereto other than a claim for fraud, bad faith or intentional misrepresentation.

                                  ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
                                      SUB


     Parent and Merger Sub, jointly each and severally, hereby represent and warrant to the Company, except as set forth in the Parent's SEC Reports or the Parent's Disclosure Letter:

     Section 4.1  Due Incorporation. Each of the Parent and Merger Sub is a
                  -----------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted and to own, operate or lease all of its properties and assets. True and complete copies of the Certificate of Incorporation or Articles of Incorporation and Bylaws of the Parent and Merger Sub with all amendments and restatements thereto through the date hereof have been provided to the Company prior to the date hereof.

     Section 4.2  Due Authorization of Transaction; Binding Obligation. Each of
                  -----------------------------------------------------
Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Parent and Merger Sub have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub; this Agreement has been duly executed and delivered by Parent and Merger Sub and is the valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles. No further approval by the board of directors, shareholders or other security holders of Parent or Merger Sub is required for the execution, delivery and performance of this Agreement by Parent or Merger Sub, including without limitation the consummation of the Merger.

     Section 4.3  Non-Contravention. The execution, delivery and performance of
                  -----------------
this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby do not and will not (a) contravene the Certificate of Incorporation or Bylaws or other charter or organizational documents of Parent or Merger Sub, (b) conflict with or violate any Applicable Law, and (c) conflict with or result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any material benefit, or the creation of any Lien on any of the property or assets of the Parent and each of its subsidiaries pursuant to any Contract, judgment, decree, order or ruling to which Parent and each of its subsidiaries is a party or by which it or any of its assets or properties is bound or affected, except for such contraventions, violations, conflicts, breaches, defaults, rights creation or Lien creation which individually or in the aggregate have not had, or is not reasonably likely to have a Parent Material Adverse Effect.

     Section 4.4  Government Approvals, Consents, and Filings. No approval,
                  -------------------------------------------
authorization, consent, order, filing, registration or notification is required to be obtained by Parent or any of its subsidiaries from, or made or given by Parent or any of its subsidiaries to, any Governmental Authority or other Person in connection with the execution, delivery and performance of this Agreement by Parent or any of its subsidiaries and the consummation of the transactions contemplated hereby, except for such approvals, authorizations, orders, filings, registrations or notifications of which the failure to obtain, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

     Section 4.5  Litigation. As of the date hereof, Parent and Merger Sub are
                  ----------
not engaged in, or a party to, or threatened with, any legal action or other proceeding before any Governmental Authority, which seeks to restrain, materially modify or invalidate the transactions contemplated by this Agreement.

     Section 4.6  Financing. Parent and Merger Sub will have, as and when
                  ---------
required, the funds available as is necessary to consummate the transactions contemplated hereby in accordance with the terms hereof.

     Section 4.7  Finder's Fees; Brokers. Neither Parent nor Merger Sub has any
                  ----------------------
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                                   ARTICLE V
                    CONDUCT OF BUSINESS PENDING THE MERGER

     Section 5.1  Conduct of Business of the Company Pending the Merger. The
                  ------------------------------------------------------
Company agrees that except as expressly contemplated by this Agreement, or as contemplated by the Company's Disclosure Letter, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time:

          (a) The business of the Company shall be conducted only in the ordinary and usual course of business and consistent with past practices.

          (b) The Company shall not without the prior consent of Parent (which consent shall not be unreasonably withheld or delayed) (i) amend its Articles of Incorporation or Bylaws; or (ii) split, combine or reclassify any shares of its outstanding capital stock, declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities.

          (c) The Company shall not without the prior consent of Parent (which consent shall not be unreasonably withheld or delayed) (i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) other than shares of Company Common Stock issued to holders of Company Stock Options or Company Debentures or issued pursuant to the Company ESPP; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any material indebtedness, liability or obligation or any other material liabilities or issue any debt securities; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person in a material amount; (v) make any loans, advances or capital contributions to, or investments in, any other Person; (vi) fail to maintain insurance consistent with past practices for its business; (vii) change any accounting method or practice of the Company except insofar as may be required by a change in GAAP or Applicable Law; (viii) make or enter into any binding commitment for any capital expenditures or related group of capital expenditures in excess of $10,000; (ix) prior to the submission by the Company of its grape and bulk wine purchase plans for calendar year 2001, and the approval of these plans by Parent, the Company will not enter into any grape or bulk wine purchase agreement involving more than $25,000; (x) modify, amend or terminate any Material Contract, except in the ordinary course of business consistent with past practices; (xi) initiate any new product promotions, product discounts or other material price changes, or (xii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

          (d) The Company shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its present officers and key Employees, and to preserve the goodwill of those having business relationships with it; provided, however, that no breach of this
                                --------  -------
covenant shall be deemed to have occurred as a result of any matter arising out of the transactions contemplated by this Agreement or the public announcement thereof.

          (e) The Company shall use reasonable best efforts to prevent any representation or warranty of the Company herein from becoming untrue or incorrect in any material respect.

     Section 5.2  Compensation Plans. During the period from the date of this
                  ------------------
Agreement and continuing until the Effective Time, the Company agrees that it will not do any of the following without the prior written consent of Parent (which consent shall not be unreasonable withheld or delayed), except as required by Applicable Law or pursuant to existing contractual arrangements.

          (a) enter into, adopt or amend any Company Employee Plans to materially increase the benefits thereunder;

          (b) grant or become obligated to grant any increase in the compensation or fringe benefits of directors, officers or Employees (including any such increase pursuant to any Company Employee Plans) or any increase in the compensation payable or to become payable to any officer, except for increases in compensation in the ordinary course of business consistent with past practice, or enter into any contract, commitment or arrangement to do any of the foregoing, except for normal increases and non-stock benefit changes in the ordinary course of business consistent with past practice;

          (c) make any material change in any Company Employee Plans arrangement or enter into any employment or similar agreement or arrangement with any employee; or

          (d) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement.

          (e)  Notwithstanding anything to the contrary in this Section 5.2, the
                                                                -----------
Company (i) shall be permitted to pay cash bonuses to its Employees in the ordinary course of business in amounts consistent with past practice and to make any changes to comply with Applicable Law; provided, however, that the Company
                                           --------
shall advise Parent of any such payments or changes; and (ii) shall, or cause the plan administrator under the Company ESPP to, (y) amend the terms of the Company ESPP effective as soon as practicable after the execution and delivery of this Agreement such that as of the date hereof there shall be no new Participants (as defined in the Company
ESPP) to the plan and no existing Participant shall be allowed to increase his or her rate of participation within the Company ESPP and (z) suspend immediately the Company ESPP following the close of the current Purchase Period (as defined in the Company ESPP).

     Section 5.3  Voting Agreements. Concurrently herewith certain of the
                  -----------------
Company's shareholders entered into a Voting Agreement with Parent in substantially the form attached hereto as Exhibit A (the "Voting Agreements").
                                          ---------       -----------------

     Section 5.4  No Solicitation.
                  ---------------

          (a) The Company shall not, and shall not authorize the Company's officers, directors, Employees, Affiliates, agents or other representatives (including any investment banker, financial advisor, attorney or accountant retained by it) to, (i) initiate, solicit or knowingly encourage (including by way of furnishing non-public information) or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, an Alternative Transaction, or enter into discussions (except as to the existence of this Section 5.4) or negotiate with
                                                -----------
any Person for the purpose of facilitating an Alternative Transaction, (ii) agree to, or recommend, any Alternative Transaction, or (iii) enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger.

          (b) The Company shall promptly notify Parent of all material terms of any proposals for an Alternative Transaction received by the Company or by any officer, director, Employee, agent, investment banker, financial advisor, attorney, accountant or other representative of the Company relating to any of such matters, and if such proposal is in writing, the Company shall promptly deliver or cause to be delivered to Parent a copy of such proposal. The Company shall keep Parent reasonably apprised of the status and material terms of any proposal relating to an Alternative Transaction on a current basis.

          (c) The Company shall use its reasonable best efforts to cause its directors, officers, Employees, agents and representatives immediately to cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Alternative Transaction and use its reasonable best efforts to ensure that no directors, officers, Employees, agents or representatives, directly or indirectly, undertakes any such activities during the term of this Agreement. If the board of directors of the Company learns of any such action, the Company shall use reasonable best efforts to cause the party or parties undertaking such action to cease such action immediately. The Company shall promptly notify the officers, directors and Employees of the Company and any investment banker or other advisor or representative retained by the Company of the restrictions described in this Section 5.4.
                                                  -----------

          (d) Nothing contained in this Agreement shall prohibit the board of directors of the Company, the Company, and each of its officers, directors, Employees, Affiliates, agents or other representatives (including any investment banker, financial advisor, attorney or accountant retained by the Company) from (i) referring a Third Party to this Section 5.4, (ii) furnishing information to, entering into a
                    -----------
confidentiality agreement with, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide proposal by such Person relating to an Alternative Transaction if, and only to the extent that
(A) the board of directors of the Company, after consultation with the Company's financial advisors, believes in good faith that such proposal could lead to a Superior Proposal and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, (iii) complying with Rule 14e-2 promulgated under the Exchange Act or making such disclosure to the Company's shareholders as, in the good faith determination of the Company's board of directors, is required by Applicable Law, (iv) recommending a Superior Proposal, provided, that the terms of Section 5.4(e) are met, or (v) entering
          --------                    --------------
into an agreement or understanding with respect to a Superior Proposal, provided, that the terms of Section 5.4(f) are met.
--------                    --------------

          (e) The Company agrees that neither the board of directors of the Company nor any committee thereof will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the recommendation of the board of directors of the Company with respect to the Merger or (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if, prior to the Effective Time, (x) in response to a bona fide unsolicited proposal with respect to an Alternative Transaction (including following any actions permitted by paragraph
(d)), the board of directors of the Company determines, in its good faith judgment taking into account the advice of its financial advisor and outside counsel, that such proposal is a Superior Proposal, or (y) under circumstances not related to an Alternative Transaction, the Company's board of directors, after consultation with outside counsel, determines in good faith that failure to take such action would breach its fiduciary duties to the Company's shareholders under Applicable Law, the board of directors of the Company may (subject to this and the following sentences) take any or all of the actions described in the preceding sentence; provided, that the Company shall
                                     --------
immediately inform Parent orally and in writing of the material terms and conditions of such Alternative Transaction and the identity of the Person making it, or such other circumstances, and if any Alternative Transaction is in writing, the Company shall immediately deliver a copy thereof to Parent, if the Company has not already done so pursuant to Section 5.4(b). Nothing in this
                                            --------------
Section 5.4(e) shall in any way limit or otherwise affect Parent's right to
--------------
terminate this Agreement pursuant to Section 8.1.  Any withdrawal or
                                     -----------
modification of the recommendation of the board of directors of the Company shall not change the approval of the board of directors of the Company for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the Merger.

          (f) Notwithstanding any other provision of this Agreement, if, prior to the Effective Time, in response to a bona fide unsolicited proposal with respect to an Alternative Transaction (including following any actions permitted by paragraph (d)), if the board of directors of the Company determines, in its good faith judgment taking into account the advice of its financial advisor and outside counsel, that such proposal is a Superior Proposal, the board of directors of the Company may (subject to this and the following sentence) terminate this Agreement; provided, that the Company gives Parent at least two Business Days prior written
--------
notice of its intention to terminate this Agreement, during which two Business Day or longer period, the Company if requested by Parent engages in good faith negotiations with Parent with respect to such changes as Parent may propose to the terms of this Agreement. Nothing in this Section 5.4(f) shall in any way
                                             --------------
limit or otherwise affect Parent's right to terminate this Agreement pursuant to
Section 8.1.
-----------

     Section 5.5  Conduct of Business by Parent and Merger Sub Pending the
                  --------------------------------------------------------
Merger. During the period from the date of this Agreement and continuing until
------
the earlier of the termination of this Agreement or the Effective Time, Parent and Merger Sub shall not engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, any of the transactions contemplated by this Agreement.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

     Section 6.1  Shareholder Approvals. The Company shall promptly call a
                  ----------------------
meeting of its shareholders (the "Shareholder Meeting") for the purpose of
                                  -------------------
obtaining the approval and adoption of this Agreement and the Merger. The Shareholder Meeting shall be held as soon as practicable following the date upon which the Proxy Statement becomes effective, and the Company will, through its board of directors (except to the extent that the board of directors of the Company would otherwise be allowed to withdraw or modify its recommendation pursuant to Section 5.4(e)) recommend to its shareholders the approval and
            ---------------
adoption of this Agreement and the Merger.

     Section 6.2  Proxy Statement.
                  ---------------

          (a) The Company shall prepare and file with the SEC a preliminary Proxy Statement relating to the Merger and this Agreement, and use its reasonable best efforts (x) to obtain and furnish the information required to be included by Applicable Law in the preliminary Proxy Statement and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the Proxy Statement, and (y) to cause the Proxy Statement and any amendment or supplement thereto, to be mailed to its shareholders, provided,
                                                                       --------
that the Company (1) will promptly notify Parent of the SEC or its staff for amendments or supplements of the Proxy Statement or for additional information;
(2) will promptly provide Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger and
(3) will not amend or supplement the Proxy Statement without first consulting with Parent and its counsel, and (z) to obtain the necessary approvals of the Merger and this Agreement by its shareholders to the extent required by the California Code.

          (b) The Company shall prepare and revise the Proxy Statement so that, at the date mailed to Company shareholders and at the time of the Shareholder Meeting, the Proxy Statement will (x) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they are made, are not misleading (except that the Company shall not be responsible under this clause (b) with respect to statements made therein based on information supplied by Parent or Merger Sub expressly for inclusion in the Proxy Statement), and (y) comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          (c) The Company shall include in the Proxy Statement (except to the extent that the or board of directors of the Company would otherwise be allowed to withdraw or modify its recommendation pursuant to Section 5.4(e)) the
                                                     ---------------
recommendation of such Board that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

          (d) Parent shall furnish to the Company such information concerning itself and Merger Sub, for inclusion in the Proxy Statement, as may be requested by the Company and required to be included in the Proxy Statement. Such information provided by Parent and Merger Sub in writing expressly for inclusion in the Proxy Statement will not, at the date the Proxy Statement is filed with the SEC, and mailed to Company shareholders and (including any corrections or modifications made by Parent or Merger Sub to such information) at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they were made, are not misleading.

          (e) Parent shall vote or cause to be voted all shares of Company Common Stock beneficially owned by Parent or Merger Sub, or which Parent or Merger Sub have the power to vote or direct the vote of in favor of, adoption of the Merger and the Merger.

     Section 6.3  Access to Information; Confidentiality.
                  --------------------------------------

          (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, the Company shall afford to the officers, Employees, accountants, counsel and other representatives of Parent reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records. The Company shall furnish promptly to the Parent all information concerning its business, properties and personnel as Parent may reasonably request, and the Company shall make available to Parent the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's business, properties and personnel as Parent may reasonably request.

Prior to the Closing, at the request of Parent, the Company will deliver to Parent an unaudited balance sheet as of the most recent month ending at least 15 Business Days prior to the then scheduled Closing Date and the related financial statements for such month. Subject to Section 6.3(b), Parent shall keep such
                                      --------------
information confidential in accordance with the terms of the letter agreement, dated February 16, 2001 (the "Confidentiality Agreement") between Parent and the
                              -------------------------
Company. Neither Parent nor the Company shall disclose to any sales representatives, distributors, brokers, customers, suppliers or Employees of the Company any information concerning the transactions contemplated by this Agreement without the prior written consent of the other party.

          (b) The Company agrees that Parent may use, and the Company shall deliver, such consents of the Company and shall request the Company's outside public accountants to deliver such consents as may be reasonably requested by Parent to the use of the financial and other information provided pursuant to Section 6.3(a); provided that the Company shall have the right, not
            --------------  --------
to be unreasonably withheld, to consent in advance to the public disclosure by Parent of the Company's confidential information.

          (c) The Company and Parent shall file all reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of such reports promptly after the same are filed. Such reports will comply in all material respects with the requirements of the Exchange Act or the Securities Act and the rules and regulations promulgated thereunder, as applicable, and none of such reports, as of their respective dates, will contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Section 6.4    Consents; Approvals.
                    -------------------

          (a) The Company and Parent shall coordinate and cooperate with one another and shall each use their reasonable best efforts to promptly obtain (and shall each refrain from taking any willful action that would impede obtaining) all consents, waivers, approvals, authorizations or orders (including, without limitation, all rulings, decisions or approvals by any Governmental Authority), and the Company and Parent shall each use their reasonable best efforts to promptly make all filings (including, without limitation, the pre-merger notification filings required under the HSR Act, and all other filings with Governmental Authorities), required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby.

          (b) Each party hereby agrees to use its reasonable best efforts to file the premerger notification report, and all other documents to be filed in connection therewith, required by the HSR Act and the Premerger Notification Rules promulgated thereunder with the United States Federal Trade Commission and the United States Department of Justice as soon as practicable following the date hereof, but in any event within five days following the date hereof. Each party shall respond promptly to any request for additional information that may be issued by either Federal Trade

Commission or Department of Justice and shall use reasonable best efforts to assure that the waiting period required by the HSR Act has expired or been terminated prior to the date that is 30 days after such filing.

          (c) The Company and Parent shall furnish all information required to be included in any Proxy Statement, or for any application or other filing to be made pursuant to the rules and regulations of any Governmental Authority in connection with the transactions contemplated by this Agreement. Except where prohibited by applicable statutes and regulations, and subject to the Confidentiality Agreement, each party shall coordinate with one another in preparing and exchanging such information, and shall promptly provide the other (or its counsel) with copies of all filings, presentations or submissions made by such party with any Governmental Authority in connection with this Agreement or the transactions contemplated hereby. Each of Parent and Company shall promptly make all necessary filings with Governmental Authorities and shall promptly provide the other party with copies of filings made by such party between the date hereof and the Effective Time.

     Section 6.5    Notification of Certain Matters. The Company shall give
                    -------------------------------
prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice
                              --------  -------
pursuant to this Section 6.5 shall not limit or otherwise affect the remedies
                 -----------
available hereunder to the party receiving such notice and further provided that failure to give such notice shall not be treated as a breach of a covenant hereunder unless the failure to give such notice results in material prejudice to the other party.

     Section 6.6    Further Assurances. Upon the terms and subject to the
                    ------------------
conditions hereof, each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

     Section 6.7    Public Announcements. Parent and the Company shall consult
                    --------------------
with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may,
                                     --------  -------
without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the NASD or the NYSE if it has used reasonable best efforts to consult with the other party.

     Section 6.8    Conveyance Taxes. Parent and the Company shall cooperate in
                    ----------------
the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

     Section 6.9    Director and Officer Liability.
                    ------------------------------

          (a) For a period of six years after the Effective Time, Parent will, and will cause the Surviving Corporation to, indemnify and hold harmless (and make advances as incurred to) the present and former officers and directors of the Company in respect of acts or omissions occurring at or prior to the Effective Time to the extent provided under the Company's Articles of Incorporation and Bylaws in effect on the date hereof.

          (b) Parent will and will cause the Surviving Corporation to perform any indemnification agreements between the Company and any of its directors, officers and Employees in force as of immediately prior to the Effective Time.

          (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those Persons who are covered by such policies at the date hereof or the Effective Time (or Parent and/or the Surviving Corporation may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective
Time); provided, that the Parent and/or the Surviving Corporation shall not be
       --------
required to pay an annual premium in excess of two hundred percent (200%) of the last annual premium paid by the Company prior to the date hereof which is set forth in Section 3.23 of the Company's Disclosure Letter and if the Surviving
         ------------
Corporation is unable to obtain the insurance required by this Section 6.9(c) it
                                                               --------------
shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

          (d)       The provisions of this Section 6.9 are intended for the
                                           -----------
benefit of, and may be enforced by, each Person entitled to indemnification under this Section 6.9.
           -----------

     Section 6.10   Action by Parent and Company's Boards. Prior to the
                    -------------------------------------
Effective Time, the boards of directors of Parent and the Company shall each comply as applicable with the provisions of the SEC's no-action letter dated January 12, 1999 addressed to Skadden, Arps, Slate, Meagher and Flom LLP relating to Section 16(b) of the Exchange Act.

     Section 6.11   Employee Benefits.
                    -----------------

          (a) Parent agrees that all Employees of the Company other than the Company's current directors who continue employment with Parent, the Surviving Corporation or any subsidiary thereof after the Effective Time (the "Continuing
 ----------

Employees") shall be provided such employment on terms and conditions that, in
---------
the aggregate, substantially as favorable as provided by the Company as of the Effective Time with respect to wages and salaries, provided, that the Company
                                                   --------
has not otherwise breached Section 5.2 hereof with respect to increases in wages
                           -----------
and salaries.

          (b) As of the Effective Time through the period ending February 28, 2002, Parent shall, or shall cause the Surviving Corporation to, establish and maintain compensation and benefit plans and arrangements for Continuing Employees that, in the aggregate, are no less favorable than those currently provided by the Company to the Continuing Employees as of the Effective Time (excluding any stock options or other stock-based compensation), except as required by Applicable Law. From and after March 1, 2002, and until February 28, 2004, Parent shall, or shall cause the Surviving Corporation to, treat Continuing Employees no less favorably than employees of Parent, in the aggregate, who are in comparable positions and at comparable locations and shall give each Continuing Employee past service credit under its compensation and benefit plans and arrangements and for all employee benefits purposes for service with the Company prior to the Effective Time as if such service had been with Parent; provided, that such credit for past service with the Company shall
             --------
be solely for purposes of vesting and eligibility, but not benefit accrual. Parent shall honor, or cause the Surviving Corporation to honor, in accordance with their terms and bear any cost associated with all employee benefit obligations to current and former Employees of the Company accrued as of the Effective Time. Through February 28, 2002, Parent agrees to provide, or cause the Surviving Corporation to provide, to Continuing Employees the currently provided coverage under the Company's existing medical, dental and health plans or under comparable plans or arrangements. Parent agrees that the Surviving Corporation shall be responsible for providing all legally-mandated continuation coverage for Continuing Employees and their covered dependents who experience a loss of coverage due to a "qualifying event" (within the meaning of Section 603 of ERISA) which occurs at any time on or after the Effective Time. Nothing in this Section 6.11 is intended to create any employment obligation other than as
     ------------
employees at will who may be terminated with or without cause.

     Section 6.12   Payment of Accrued Bonuses. As of the Effective Time, the
                    --------------------------
annual bonus for the fiscal year ending June 30, 2001, for each Employee shall accrue in full and be payable by the Company to the extent not previously paid by the Company. Parent shall cause the Surviving Corporation to pay such bonuses as soon as practicable after the Effective Time.

                                  ARTICLE VII
                           CONDITIONS TO THE MERGER

     Section 7.1    Conditions to Obligations of Each Party to Effect the
                    -----------------------------------------------------
Merger. The respective obligations of each party to effect the Merger shall be
------
subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any other applicable waiting period under any other premerger notification statute of a foreign jurisdiction, to the extent material, has either expired or been terminated.

          (c) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of the Company.

     Section 7.2    Additional Conditions to Obligations of Parent and Merger
                    ---------------------------------------------------------
Sub. The obligations of Parent and Merger Sub to effect the Merger are also
---
subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time (except (i) for changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date (subject to the qualifications in clause (iii) below)); and (iii) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" or "Knowledge of the Company" set forth therein) would not have a Material Adverse Effect) with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company.

          (c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

     Section 7.3    Additional Conditions to Obligation of the Company. The
                    --------------------------------------------------
obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time (except (i) for changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date), and the Company shall have received a certificate to such effect signed by the President and Chief Financial Officer of Parent.

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Financial Officer of Parent.

                                 ARTICLE VIII
                                  TERMINATION

     Section 8.1  Termination. This Agreement may be terminated at any time
                  -----------
prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

          (a) by mutual written consent duly authorized by the boards of directors of Parent and the Company; or

          (b) by either Parent or the Company, if the Merger shall not have been consummated by September 28, 2001 (the "Final Date"), (provided that the
                                             ----------     --------
right to terminate this Agreement under this Section 8.1(b) shall not be
                                             --------------
available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement); or

          (c) by either Parent or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having become final and non-appealable, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under Sections 6.4; or
                                                   ------------

          (d) by Parent or the Company if, at the Shareholder Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company for approval and adoption of this Agreement and the Merger shall not have been obtained; or

          (e) by Parent, if (i) the board of directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do any of the foregoing; or
(ii) the board of directors of the Company shall have recommended to the shareholders of the Company an Alternative Transaction; or

          (f)  by the Company, pursuant to Section 5.4(f); or
                                           --------------

            (g) by Parent or the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement such that the conditions set forth in Section 7.2(a) or 7.2(b), or Section 7.3(a) or 7.3(b), would not be
         --------------    ------     --------------    ------
satisfied, provided, that if such breach is curable through the exercise of reasonable best efforts, then the other party may not terminate pursuant to this
Section 8.1(g) in respect of such breach if such breach shall have been cured
--------------
within 30 days following notice by the other party of such breach, provided the breaching party continues to use reasonable best efforts to cure such breach during the 30 day period (it being understood that (i) the other party may not terminate this Agreement pursuant to this Section 8.1(g) after notice of such
                                          --------------
breach if such breach shall have been cured within 30 days or the party seeking to terminate shall then be in material breach of this Agreement and (ii) no cure period shall be required for a breach which by its nature cannot be cured).


     Section 8.2  Effect of Termination. In the event of the termination of this
                  ---------------------
Agreement pursuant to Section 8.1, this Agreement shall forthwith become void
                      -----------
and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders; provided, however, that nothing
                                                 --------  -------
in this Section 8.2 shall relieve any party from liability for breach of this
        -----------
Agreement or for fees and expenses as set forth in Section 8.3, and that this
                                                   -----------
Section 8.2 and Section 8.3 shall survive indefinitely any termination of this
-----------     -----------
Agreement.


     Section 8.3  Fees and Expenses.
                  -----------------

            (a)   Except as set forth in this Section 8.3, (i) all fees and
                                              -----------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, if the Merger is not consummated, or (ii) if the Merger is consummated, then the Surviving Corporation shall pay all such fees and expenses.


            (b) The Company shall pay Parent a fee of $8,000,000 in cash (the "Fee") upon the occurrence of both of the following events:

                  (i) the termination of this Agreement by Parent or the Company pursuant to (A) Section 8.1(d) or 8.1(e)(i), provided, that an
                        -------------     ---------
Alternative Transaction shall have been publicly announced prior to the time the Company seeks the approval and adoption of this Agreement and the Merger by its shareholders and such proposed Alternative Transaction has not been withdrawn by the Third Party or otherwise affirmatively rejected by the Board of Directors of the Company; (B) Section 8.1(e)(ii) or (C) Section 8.1(f); and
                 ------------------    ------------------

                  (ii) the proposed Alternative Transaction is consummated within eighteen months of the date of such termination.

            (c)   The Fee payable pursuant to Section 8.3(b) shall be paid
                                              --------------
within one business day after the consummation of the Alternative Transaction which gives rise to the obligation to make such payment.

                                  ARTICLE IX
                               GENERAL PROVISIONS

     Section 9.1  Effectiveness of Representations, Warranties and Agreements;
                  ------------------------------------------------------------
Knowledge, Etc.
--------------

          (a)  Except as otherwise provided in this Section 9.1, the
                                                    -----------
representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set
            -----------
forth in Article II and Section 6.3 shall survive the Effective Time
         ----------     -----------
indefinitely and the agreements and liabilities set forth or otherwise described in Section 8.2 or Section 8.3 shall survive termination indefinitely. The
   -----------    -----------
Confidentiality Agreement shall survive termination of this Agreement as provided therein.

          (b) Any disclosure made with reference to one or more Sections of the Company's Disclosure Letter or the Parent Disclosure Letter shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent; provided, that
                                                                 --------
the Company, with respect to the Company's Disclosure Letter, and Parent, with respect to the Parent Disclosure Letter, shall exercise reasonable best efforts to cross reference the sections where a disclosure made in the applicable Disclosure Letter is applicable to more than one representation or warranty.

     Section 9.2  Notices.  All notices and other communications given or made
                  -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, the third Business Day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), or the next Business Day if delivered by a commercial courier guaranteeing overnight delivery to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt) or as of the date delivered if sent by facsimile transmission, with confirmation received, to the facsimile number specified below:

               (a)       If to Parent or Merger Sub:

                         Constellation Brands, Inc.
                         300 Willowbrook Office Park
                         Fairport, NY 14450
                         Attention:  Richard Sands
                         Facsimile No.:  (716) 218-2160
                         Telephone No.: (716) 218-2110

               With copies to:

                         Farella, Braun & Martel LLP
                         Russ Building, 30th Floor
                         235 Montgomery Street
                         San Francisco, CA  94104
                         Attention:  Jeffrey P. Newman, Esq.
                                     Daniel E. Cohn, Esq.
                         Facsimile No.: (415) 954-4482
                         Telephone No.: (415) 954-4480

                         Constellation Brands, Inc.
                         300 Willowbrook Office Park
                         Fairport, NY 14450
                         Attention:  Tom Mullin, Esq.
                         Facsimile No.: (716) 218-2165
                         Telephone No.: (716) 218-2112

               (b)       If to the Company:

                         Ravenswood Winery, Inc.
                         18701 Gehricke Road
                         Sonoma, CA 95476
                         Attention:  Joel Peterson
                         Facsimile No.: (707) 938-9459
                         Telephone No.: (707) 938-1960

               With copies to:

                         Ravenswood Winery, Inc.
                         26200 Arnold Dr.
                         Sonoma, CA 95476
                         Attention:  Justin Faggioli
                         Facsimile No.: (707) 938-9496
                         Telephone No.: (707) 938-1960

                         Morrison & Foerster LLP
                         425 Market Street
                         San Francisco, CA 94105
                         Attention:  Robert Townsend, Esq.
                         Facsimile No.: (415) 268-7522
                         Telephone No.: (415) 268-7080

     Section 9.3 Amendment. This Agreement may be amended by the parties hereto
                 ---------
by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after approval of the
                                  --------  -------
Merger by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 9.4   Waiver. At any time prior to the Effective Time, any party
                   ------
hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     Section 9.5   Headings.  The headings contained in this Agreement are for
                   --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.6   Severability.  If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 9.7   Entire Agreement. This Agreement (including the documents and
                   ----------------
instruments referred to herein) constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

     Section 9.8   Assignment, Merger Sub.  This Agreement shall not be assigned
                   ----------------------
by operation of law or otherwise without the prior written consent of Parent and the Company, except that Parent and Merger Sub may assign all or any of their rights hereunder to any Affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     Section 9.9   Parties in Interest. This Agreement shall be binding upon and
                   -------------------
inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as provided in Sections 2.4(f), 6.9 and 6.12 hereof.
                                 ---------------  ---     ----

     Section 9.10  Governing Law.  This Agreement shall be governed by, and
                   -------------
construed in accordance with, the internal laws of the State of California applicable to contracts executed and fully performed within the State of California, without regard to the conflicts of laws provisions thereof.

     Section 9.11  Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 9.12  WAIVER OF JURY TRIAL.  EACH OF PARENT, MERGER SUB AND THE
                   --------------------
COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   CONSTELLATION BRANDS, INC.


                                   By:    /s/ Richard Sands
                                          -------------------------------
                                   Name:  Richard Sands
                                   Title: President


                                   VVV ACQUISITION CORP.


                                   By:    /s/ Agustin Francisco Huneeus
                                          -----------------------------
                                   Name:  Agustin Francisco Huneeus
                                   Title: President


                                   RAVENSWOOD WINERY, INC.


                                   By:    /s/ Joel Peterson
                                          -----------------
                                   Name:  Joel Peterson
                                   Title: President and Wine Maker

                                   By:    /s/ W. Reed Foster
                                          ------------------
                                   Name:  W. Reed Foster
                                   Title: Chairman/CEO